Exhibit 99.1

Cereplast Reports First Quarter 2012 Results

EL SEGUNDO, Calif., May 15, 2012 — Cereplast, Inc. (NASDAQ: CERP), a leading manufacturer of proprietary biobased, sustainable bioplastics, today announced its financial results for the first quarter ending March 31, 2012.

“During the first quarter we remained focused on recovering our past-due account receivables. Yesterday we announced a positive development in this process through our agreement with Singularis Solutions Pvt. Ltd. of Bangalore, India, which will enable us to collect $8.6 million of our outstanding receivables,” stated Cereplast Chairman and Chief Executive Officer, Mr. Frederic Scheer. “Extensive testing of our technologically-advanced bioplastic materials by Singularis Solutions yielded positive results and this agreement signifies the introduction of Cereplast bioplastics to the Indian marketplace, an important region outside of the Euro-Zone for Cereplast. We see tremendous demand for our materials in the region today, and expect that demand to grow in the future.”

Mr. Scheer continued, “The management team of Cereplast has taken the necessary steps to conserve our cash through reducing our headcount and marketing expenses, while we prepare to collect our receivables shortly. Once collection has begun, we look forward to redeploying that capital into further production for new sales of our products. On a technological front, our R&D team has introduced several new grades of resin that expand our product offering and further meet the growing demand for expanded properties and applications for bioplastic material.”

First Quarter 2012 and Recent Highlights:

•

Expanded product offering and introduced new categories of bioplastic resins to the marketplace including the first Ethylene-Vinyl Acetate (EVA) hybrid resin and the first thermoplastic elastomer (TPE) hybrid resins.

•	Third party Life Cycle Analysis (LCA) determined Hybrid 101 is “superior to all conventional plastics” evaluated due to its significantly lower environmental impact in comparison.

•	Strengthened sales force in North America and Europe to help drive the sales growth we expect to achieve in 2012 and beyond.

•	Appointed Mr. Paul Pelosi Jr. to the Board of Directors, who has been influential in driving several important environmental policies and programs in the United States.

•	Signed agreement with Singularis Solutions Pvt. Ltd. to help resolve account receivables issue while introducing Cereplast bioplastics to the Indian marketplace.

First Quarter 2012 Financial Results:

Net sales for the three months ended March 31, 2012 were approximately $103,000, compared to $7.2 million in the same period in 2011. The decrease in sales was due to transitioning significant resources and efforts towards the recovery of past due accounts receivables from customers and minimizing any additional exposure to the accounts receivable credit risk. The current period sales were primarily prepaid shipments of sample material and nominal shipments to established existing customers with low risk credit limits.

Cost of sales for the three months ended March 31, 2012 were approximately $0.6 million, compared to $6.5 million for the same period in 2011. The decline in cost of sales is due to our lower variable manufacturing costs from the Company’s reduced sales volumes and reduction in manufacturing overhead through reduced supplies and headcount.

Research and development expenses for the three months ended March 31, 2012 were $0.1 million, compared to approximately $0.2 million for the same period in 2011. The decrease in research and development expenses was primarily attributable to lower outside services costs related to our current projects.

Selling, general and administrative expenses for the three months ended March 31, 2012 were $1.2 million as compared to $2.0 million for the same period in 2011, a decrease of 40.5%. The decrease in expenses was primarily due to reduced headcount and variable sales and marketing expenses due to lower sales volume in the current year.

Net loss for the three months ended March 31, 2012 was $2.4 million. These results were unfavorably impacted by a decrease in net sales.

On the balance sheet, the Company had approximately $1.1 million in cash and $14.8 million in net accounts receivable. Current assets and total assets were $21.0 million and $33.1 million respectively. Current liabilities and total liabilities were $5.9 million and $25.6 million respectively. Total shareholders’ equity was $7.4 million or a book value $0.39 per share based on 19.0 million shares outstanding at March 31, 2012.

Conference Call Details:

Date:	Tuesday, May 15, 2012
Time:	4:30 p.m. EDT
Dial-In:	(877) 312-5508
International Dial-In:	(253) 237-1135
Live Webcast:	http://investor.cereplast.com/events.cfm

A live webcast and archive of the call will also be available on the Investor Relations section of Cereplast’s website at www.cereplast.com. If you are unable to participate on the call at this time, a telephonic replay will be available for three days starting two hours after the conclusion of the call. To access the telephonic replay, dial 855-859-2056, international callers dial 404-537-3406, and enter the Conference ID 79699524.

About Cereplast, Inc.

Cereplast, Inc. (Nasdaq:CERP) designs and manufactures proprietary biobased, sustainable bioplastics which are used as substitutes for traditional plastics in all major converting processes - such as injection molding, thermoforming, blow molding and extrusions—at a pricing structure that is competitive with traditional plastics. On the cutting-edge of biobased plastic material development, Cereplast now offers resins to meet a variety of customer demands. Cereplast Compostables® resins are ideally suited for single-use applications where high biobased content and compostability are advantageous, especially in the food service industry. Cereplast Sustainables® resins combine high biobased content with the durability and endurance of traditional plastic, making them ideal for applications in industries such as automotive, consumer electronics and packaging. Learn more at www.cereplast.com. You may also visit the Cereplast social networking pages at Facebook.com/Cereplast, Twitter.com/Cereplast, and Youtube.com/Cereplastinc.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

CEREPLAST, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except shares data)

	March 31, 2012	December 31, 2011
ASSETS
Current Assets
Cash	$1,059	$3,940
Accounts Receivable, Net	14,787	14,744
Inventory, Net	4,285	4,406
Prepaid Expenses and Other Current Assets	828	966

Total Current Assets	20,959	24,056

Property and Equipment
Property and Equipment	13,928	13,752
Accumulated Depreciation and Amortization	(3,315)	(3,151)

Property and Equipment, Net	10,613	10,601

Other Assets
Restricted Cash	43	43
Deferred Loan Costs	1,182	1,321
Intangible Assets, Net	211	183
Deposits	47	47

Total Other Assets	1,483	1,594

Total Assets	$33,055	$36,251

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$1,496	$1,813
Accrued Expenses	2,472	2,760
Capital Leases, Current Portion	75	73
Loan Payable, Current Portion	1,897	1,855

Total Current Liabilities	5,940	6,501

Long-Term Liabilities
Loan Payable	6,955	7,307
Convertible Subordinated Notes	12,500	12,500
Capital Leases, Long-Term	226	245

Total Long-Term Liabilities	19,681	20,052

Total Liabilities	25,621	26,553

Shareholders’ Equity
Preferred Stock, $0.001 par value; 5,000,000 shares authorized and none outstanding	—	—
Common Stock, $0.001 par value; 495,000,000 shares authorized; 19,027,204 and 18,993,139 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	19	19
Additional Paid in Capital	66,644	66,524
Accumulated Deficit	(59,321)	(56,935)
Accumulated Other Comprehensive Income	88	86

	7,430	9,694
Noncontrolling Interests	4	4

Total Shareholders’ Equity	7,434	9,698

Total Liabilities and Shareholders’ Equity	$33,055	$36,251

CEREPLAST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	March 31, 2012	March 31, 2011
Gross Product Sales	$114	$7,285
Sales Discounts, Returns and Allowances	(11)	(45)

Net Sales	103	7,240
Cost of Goods Sold	638	6,538

Gross (Loss) Profit	(535)	702
Operating Expenses:
Research and Development	129	250
Selling, General and Administrative	1,216	2,043

Total Operating Expenses	1,345	2,293

Operating Loss	(1,880)	(1,591)
Interest and Other Expense
Interest and Other Income	18	—
Interest Expense, Net	(524)	(159)

Loss Before Provision For Income Taxes	(2,386)	(1,750)
Provision for Income Taxes	—	—

Net Loss	$(2,386)	$(1,750)

Net Loss Per Share – Basic and Diluted	$(0.13)	$(0.12)

Weighted Average Common Shares Outstanding – Basic and Diluted	18,948,644	14,873,018

CEREPLAST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except shares data)

	Three Months Ended
	March 31, 2012	March 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(2,386)	$(1,750)
Adjustment to Reconcile Net Loss to Net Cash Used in Operating Activities
Depreciation and Amortization	176	216
Allowance for Doubtful Accounts	—	42
Common Stock Issued for Services, Salaries and Wages	121	584
Amortization of Loan Discount	19	19
Impairment of Intangible Assets	—	64
Changes in Operating Assets and Liabilities
Accounts Receivable	(43)	(6,417)
Deferred Loan Costs	138	28
Inventory	121	(403)
Deposits	—	(10)
Prepaid Expenses and Other Current Assets	147	(76)
Accounts Payable	(315)	(1,337)
Accrued Expenses	(289)	97

NET CASH USED IN OPERATING ACTIVITIES	(2,311)	(8,943)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property, Equipment and Intangibles	(115)	(89)
Purchase of Property, Equipment and Intangibles	15	—

NET CASH USED IN INVESTING ACTIVITIES	(100)	(89)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on Capital Leases	(18)	(1)
Payments on Notes and Loan Payable	(454)	—
Proceeds from Loan Payable, Net of Loan Costs	—	2,502
Proceeds from Issuance of Common Stock and Subscriptions, Net of Issuance Costs	—	11,372

NET CASH (USED) PROVIDED BY FINANCING ACTIVITIES	(472)	13,873

FOREIGN CURRENCY TRANSLATION	2	(47)

NET (DECREASE) INCREASE IN CASH	(2,881)	4,794
CASH, BEGINNING OF PERIOD	3,940	2,391

CASH, END OF PERIOD	$1,059	$7,185

SOURCE: Cereplast, Inc.

Contact:

Cereplast, Inc.

Public Relations

Nicole Cardi

(310) 615-1900 x154

ncardi@cereplast.com

Investor Relations:

Alliance Advisors, LLC

Alan Sheinwald

914-669-0222

asheinwald@allianceadvisors.net

www.AllianceAdvisors.net